SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1999, WACHOVIA SBA LENDING, INC. * REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1 FOR THE FEBRUARY 12, 2003 DETERMINATION DATE

1.	AVAILABLE FUNDS		$10,595,865.38
2.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	50,399,487.28
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	1,546,797.94
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	2,247,786.74
	(D)	AGGREGATE POOL PRINCIPAL BALANCE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	54,194,071.96
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING THE DUE PERIOD
	(A)	NUMBER OF ACCOUNTS	2
	(B)	PRINCIPAL BALANCES	322,662.55
4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL CURTAILMENTS RECEIVED DURING THE DUE PERIOD		5,513.31
5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED DURING THE DUE PERIOD		205,199.28
5A.	RECOVERIES ON LIQUIDATED LOANS		4,409.69
6.	AGGREGATE AMOUNT OF INTEREST RECEIVED ON THE UNGUARANTEED INTEREST OF EACH SBA LOAN NET OF THE FTA’S FEE, THE ADDITIONAL FEE AND THE SERVICING FEE ATTRIBUTABLE TO THE UNGUARANTEED INTEREST		408,126.53
7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B)	AMOUNT OF COMPENSATING INTEREST PAYMENT	528.75
8.	DELINQUENCY AND FORECLOSURE INFORMATION (SEE EXHIBIT K)

Page 1 of 7	Series 1999-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY REALIZED LOSSES ON A LIQUIDATED SBA LOAN				0.00
10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	86,099.10
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	18,334.26
			ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT		104,433.36
					1.11085138
	(B)	CLASS M INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	3,312.60
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS M INTEREST DISTRIBUTION AMOUNT ADJUSTMENT ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT	705.55	4,018.15
					1.39132618
	(C)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	6,649.80
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT	1,415.91	8,065.71
					1.92533646
	(D)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	496,038.88
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	210,686.67
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT				706,725.55
					7.51739725
	(E)	CLASS M PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	15,254.53
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	6,479.18
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS M PRINCIPAL DISTRIBUTION AMOUNT				21,733.71
					7.52552285

Page 2 of 7	Series 1999-1

	(F)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	22,081.73
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	9,378.95
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
		TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT		31,460.68
				7.50986514
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS		1,682,852.15
	(B)	AMOUNT TO BE TRANSFERRED FROM SPREAD ACCOUNT TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)		38,214.43
	(C)	AMOUNT OF LETTER OF CREDIT PAYMENTS		0.00
	(D)	AMOUNT OF PAYMENTS WITH RESPECT TO ALTERNATE CREDIT ENHANCEMENT		0.00
12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		49,692,761.73
				528.57892322
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		1,525,064.23
				528.06933172
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		2,216,326.06
				529.05117793
	(D)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		53,434,152.02
				528.58393554
13.	(A)	EXCESS SPREAD		93,126.15
	(B)	EXTRA INTEREST		164,524.20
	(C)	SPREAD ACCOUNT BALANCE		1,682,852.15
	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT		1,682,852.15
14.	(A)	WEIGHTED AVERAGE MATURITY		187.897
	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE		6.199%

Page 3 of 7	Series 1999-1

15.	(A)	SERVICING FEE FOR THE RELATED DUE PERIOD	49,618.96
	(B)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	55,359.97
	(C)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	2,709.70
16.	AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A)	SECTION 5.04 (b)	0.00
	(B)	SECTION 5.04 (c)	0.00
	(C)	SECTION 5.04 (d)(ii)	0.00
	(D)	SECTION 5.04 (e)	0.00
	(E)	SECTION 5.04 (f)	60,250.62
17.	(A)	CLASS A REMITTANCE RATE	2.050%
	(B)	CLASS M REMITTANCE RATE	2.570%
	(C)	CLASS B REMITTANCE RATE	3.550%
18.	(A)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF SUCH DUE PERIOD	0.00
19.	OTHER INFORMATION AS REQUESTED
	(A)	LETTER OF CREDIT AVAILABLE AMOUNT	8,072,080.80
	(B)	LOC AVAILABLE AMOUNT EXPRESSED AS A PERCENTAGE OF POOL PRINCIPAL BALANCE AFTER DISTRIBUTION	15.11%
	(C)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	1,645,417.85
	(D)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	0.00

I, Stephanie Callahan, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999 — 1 in preparing the accompanying Servicer’s Certificate.

WACHOVIA SBA LENDING, INC.

BY:

STEPHANIE CALLAHAN ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1999-1

EXHIBIT K

DELINQUENCY AND FORECLOSURE INFORMATION
AS OF JANUARY 31, 2003

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT

SERIES 1999-1	1 TO 29	18	6,090,584.81	3.755%	1,668,307.80	3.122%
	30 TO 59	3	186,858.94	0.115%	46,714.81	0.087%
	60 TO 89	3	929,610.33	0.573%	232,402.73	0.435%
	90 TO 179	9	3,315,723.64	2.044%	979,489.50	1.833%
	180 TO 719	0	0.00	0.000%	0.00	0.000%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	0	0.00	0.000%	0.00	0.000%

	DELINQUENCY TOTALS	33	$10,522,777.72	6.487%	$2,926,914.84	5.477%

	OUTSTANDING	394	$162,178,260.84		$53,434,152.02

	FORECLOSURE/REO
	180 - 719	0	0.00		0.00

Page 5 of 7	Series 1999-1

SERIES 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS M	CLASS B	POOL

(ii)		536	536	537	536
(iii)		—	—	—	3
(iv)		—	—	—	0
(v)		—	—	—	2
(x)(a, b & c)	(i )	1	1	2	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	1	1	2	1
(d, e & f)	(i )	5	5	5	5
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v )	2	2	2	2
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	8	8	8	7
(xii)		529	528	529	529

Page 6 of 7	Series 1999-1

WACHOVIA SBA LENDING, INC.

WACHOVIA SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1999-1, CLASS A, M & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1999-1